SAMSON OIL & GAS LIMITED ISSUES STATEMENT ON TRADING OF ORDINARY SHARES OVER THE COUNTER IN THE UNITED STATES

Denver August 17, 2020; Perth August 18, 2020

Samson Oil & Gas Limited (“Samson” or the “Company”) advises that, effective at 5:00 PM Eastern Time on Friday, August 14, 2020, the Company’s Level I American Depositary Receipt Program was terminated.  Upon termination, holders of Samson’s American Depositary Shares (“ADSs”) may surrender their ADSs for delivery of the underlying ordinary shares of the Company.  Each ADS represents twenty (20) ordinary shares.  There is currently no active trading market for the ordinary shares, which previously traded on the Australian Stock Exchange, and the ordinary shares are not eligible for listing on a national securities exchange in the United States.

The Company supports the development of an over the counter trading market for its ordinary shares in the United States to replace the existing over the counter trading market for the ADSs.  The Company has obtained an ISIN (AU000000SSN0) and CUSIP number  (Q82577 125) for the ordinary shares.  Accordingly, U.S. broker-dealers wishing to effect trades of ordinary shares may file a Form 211 with FINRA to have a trading symbol issued for the ordinary shares of the Company.

SAMSON OIL & GAS LIMITED

ristan Farel, CEO on 524 3366 (US office)
For further information please contact, Tristan Farel, CEO on 303 524 3366 (US office)

TRISTAN FAREL
Managing Director

Statements made in this press release that are not historical facts may be forward looking statements, including but not limited to statements using words like “may”, “believe”, “expect”, “anticipate”, “should” or “will.”  Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated or estimated by any forward looking information, including the risk that an over the counter market for the ordinary shares will never develop in the United States. A description of the risks and uncertainties that are generally attendant to Samson and its industry, as well as other factors that could affect Samson’s financial results, are included in the prospectus and prospectus supplement for its recent Rights Offering as well as the Company's report to the U.S. Securities and Exchange Commission on Form 10-K, which are available at www.sec.gov/edgar/searchedgar/webusers.htm.